Exhibit 8.1

One Shell Plaza 910 Louisiana Houston, Texas 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

[                        ], 2015

Halliburton Company

3000 North Sam Houston Parkway East

Houston, Texas 77032

Ladies and Gentlemen:

We have acted as counsel for Halliburton Company (“Parent”), a Delaware corporation, in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger dated as of November 16, 2014 (the “Merger Agreement”) among Baker Hughes Incorporated (the “Company”), a Delaware corporation, Red Tiger LLC (“Merger Subsidiary”), a Delaware limited liability company and a direct, wholly owned subsidiary of Parent, and Parent and (ii) the preparation and filing of the related Registration Statement on Form S-4 (the “Registration Statement”), which includes the Proxy Statement/Prospectus (the “Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement. At your request, and in connection with the filing of the Registration Statement, including the Proxy Statement/Prospectus contained therein, we are rendering our opinion concerning certain U.S. federal income tax matters.

In connection with this opinion, we have examined the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, changes to any of which subsequent to the date hereof could render our conclusions invalid. For purposes of this opinion, we have assumed, with your permission, that (i) the Merger will be consummated in the manner described in Merger Agreement and the Registration Statement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement (including, without limitation, their respective exhibits) are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the factual statements and representations made by Parent (together with Merger Subsidiary) and the Company in the Merger Agreement and their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will

Halliburton Company	2	[ ], 2015

remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement or the Officer’s Certificates “to the knowledge of”, or based on the belief of Parent, Merger Subsidiary or the Company or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants, and agreements contained in the Merger Agreement. In addition, our opinion is based solely on the documents that we have examined and the representations made by Parent, Merger Subsidiary and the Company referred to above, which we have assumed will be true as of the Effective Time.

Based upon and subject to the foregoing, we hereby confirm our opinion set forth in the discussion in the Proxy Statement/Prospectus under the heading “Material United States Federal Income Tax Consequences of the Transaction.”

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,